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                                                                  EXHIBIT 23.06

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 8, 1998 with respect to the financial statements of MCI Performance Group, Inc., included in the Registration Statement (Form S-1 to be filed on or about June 8, 1998) and related
Prospectus of U.S. Marketing Services, Inc. for the registration of     shares
of its Common Stock.

                                                          /s/ Ernst & Young LLP

Vienna, Virginia
June 8, 1998